As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-0422894 (I.R.S. Employer Identification Number)

750 Lexington Avenue, 25th Floor

New York, New York 10022

(Address of Registrant’s Principal Executive Offices)

SCIENTIFIC GAMES CORPORATION 2003 INCENTIVE PLAN,

AS AMENDED AND RESTATED

(Full Title of the Plan)

Jack B. Sarno, Esq.

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York 10022
(212) 754-2233
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	1,414,791	(2)	$13.76	(3)	$19,467,524.16	$2,262.13
Class A common stock, par value $0.01 per share	3,400,000	(2)	$13.76	(3)	$46,784,000.00	$5,436.30
Total	4,814,791		N/A		$66,251,524.16	$7,698.43

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.01 per share (the “Class A Shares”), of Scientific Games Corporation (the “Registrant”) that become issuable under the Scientific Games Corporation 2003 Incentive Plan, as amended and restated (the “Plan”) as a result of stock splits, stock dividends, recapitalization or similar adjustments of the outstanding Class A Shares of the Registrant.

(2)         Represents Class A Shares issuable in connection with restricted stock units (the “Assumed Restricted Stock Units”) granted under the Plan and Class A Shares available for future issuance under the Plan, all of which were assumed by the Registrant on November 21, 2014 pursuant to the Agreement and Plan of Merger, dated as of August 1, 2014, by and among the Registrant, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc.

(3)         Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of a Class A Share as reported on the NASDAQ Global Select Market on November 21, 2014.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8.  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipient of the applicable grants, as required by Rule 428 under the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.                                      the Registrant’s Annual Report on Form 10-K filed with the Commission on March 17, 2014, as amended on Form 10-K/A filed with the Commission on June 26, 2014 (as so amended, the “Annual Report”);

2.                                      all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

3.                                      the description of the Registrant’s Class A Shares set forth in the “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-3, filed with the Commission on March 26, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

The bylaws of the Registrant provide for indemnification of its directors, officers, employees and other agents of the Registrant for such liabilities in such manner under such circumstances and to the extent permitted by Section 145 of the DGCL. The bylaws of the Registrant also provide that the Board of Directors of the Registrant may authorize the purchase and maintenance of insurance for the purpose of such indemnification.

The Registrant’s restated certificate of incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

The Registrant maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain third-party claims which may be asserted against such entities, directors and/or officers.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith
4.1

Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.2

Certificate of Amendment of the Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)

4.3	Amended and Restated By-Laws of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2010)
4.4	Scientific Games Corporation 2003 Incentive Plan, as Amended and Restated	x
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	x
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm	x
23.3	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm	x
23.4	Consent of KPMG Huazhen (Special General Partnership), Independent Auditors	x

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 21, 2014.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Scott D. Schweinfurth
Name:	Scott D. Schweinfurth
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on November 21, 2014.

Signature	Title

/s/ M. Gavin Isaacs	Chief Executive Officer, President and Director
M. Gavin Isaacs	(Principal Executive Officer)

/s/ Scott D. Schweinfurth	Executive Vice President and Chief Financial Officer
Scott D. Schweinfurth	(Principal Financial Officer)

/s/ Jeffrey B. Johnson	Vice President, Finance, and Chief Accounting Officer
Jeffrey B. Johnson	(Principal Accounting Officer)

/s/ Ronald O. Perelman	Chairman of the Board of Directors and Director
Ronald O. Perelman

/s/ David L. Kennedy	Vice Chairman of the Board of Directors and Director
David L. Kennedy

/s/ Peter A. Cohen	Vice Chairman of the Board of Directors and Director
Peter A. Cohen

/s/ Paul M. Meister	Director
Paul M. Meister

/s/ Gerald J. Ford	Director
Gerald J. Ford

/s/ Michael J. Regan	Director
Michael J. Regan

/s/ Barry F. Schwartz	Director
Barry F. Schwartz

/s/ Frances F. Townsend	Director
Frances F. Townsend

/s/ Debra G. Perelman	Director
Debra G. Perelman

/s/ Gabrielle K. McDonald	Director
Gabrielle K. McDonald

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
4.1	Restated Certificate of Incorporation of Scientific Games Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
4.2	Certificate of Amendment of the Restated Certificate of Incorporation of Scientific Games Corporation	Incorporated by reference to Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007
4.3	Amended and Restated By-Laws of Scientific Games Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2010.
4.4	Scientific Games Corporation 2003 Incentive Plan, as Amended and Restated	Filed herewith.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm	Filed herewith.
23.3	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.4	Consent of KPMG Huazhen (Special General Partnership), Independent Auditors	Filed herewith.